Exhibit 99.1

Multi-Color Corporation Announces Upsize and Pricing

of Private Offering of $600 Million of Senior Notes and Modifies Syndication of a $500 Million

Senior Secured Term Loan B Facility

CINCINNATI, OHIO, September 20, 2017 – Multi-Color Corporation (NASDAQ: LABL) announced today that it has agreed to sell $600 million aggregate principal amount (representing a $120 million increase in principal amount from the previously announced private offering) of its 4.875% senior notes due 2025 in a private offering. Multi-Color intends to close the transaction on or around October 4, 2017. The gross proceeds of the notes offering (plus an amount related to interest that would accrue on the notes through a specified date) will initially be deposited in an escrow account pending satisfaction of certain conditions, including consummation of the acquisition of the Labels Division of Constantia Flexibles GmbH. Upon satisfaction of the escrow conditions, Multi-Color intends to apply the net proceeds of the sale of the notes, in part, to (i) repay outstanding borrowings under its existing senior secured revolving credit facilities, (ii) fund part of the cash portion of the purchase price payable in connection with the consummation of the Constantia Labels acquisition, and (iii) pay fees and expenses in connection with consummation of the Constantia Labels acquisition, entering into certain senior secured credit facilities and the offering of the notes. Multi-Color currently intends to enter into a new credit agreement pursuant to which Multi-Color will borrow under revolving credit facilities, a term loan A facility and a term loan B facility concurrently with the closing of the Constantia Labels acquisition.

The Company has also announced that it has modified the terms of its commenced syndication of a senior secured term loan B facility which will be a component of the $1,050 million senior secured credit facilities that the Company intends to negotiate and enter into in conjunction with the Constantia Labels acquisition. As they are proposed to be modified, the senior secured credit facilities are expected to be comprised of (i) a $400 million senior secured revolving credit facility, with a five-year maturity, (ii) a $150 million senior secured term loan A facility, with a five year maturity, and (iii) a $500 million senior secured term loan B facility, with a seven year maturity.

The notes have not been and will not be registered under the Securities Act of 1933, as amended, or applicable state or foreign securities laws, and will be offered only to qualified institutional buyers in reliance on Rule 144A and in offshore transactions pursuant to Regulation S under the Securities Act. Unless so registered, the notes shall not be offered or sold in any jurisdiction except pursuant to an exemption from the registration requirements of the Securities Act and applicable state and foreign securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful without registration or an applicable exemption under the Securities Act and applicable state and foreign securities laws. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

Safe Harbor Statement

The Company believes certain statements contained in this report that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made. Statements concerning expected financial performance, on-going business strategies, and possible future actions which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation: factors discussed in conjunction with a forward-looking statement; changes in global economic and business conditions; changes in business strategies or plans; raw material cost pressures; availability of raw materials; availability to pass raw material cost increases to our customers; interruption of business operations; changes in, or the failure to comply with, government regulations, legal proceedings and developments; acceptance of new product offerings, services and technologies; new developments in packaging; our ability to effectively manage our growth and execute our long-term strategy; our ability to manage foreign operations and the risks involved with them, including compliance with applicable anti-corruption laws; currency exchange rate fluctuations; our ability to manage global political uncertainty; terrorism and political unrest; increases in general interest rate levels and credit market volatility affecting our interest costs; competition within our industry; our ability to consummate and successfully integrate acquisitions; our ability to recognize the benefits of acquisitions, including potential synergies and cost savings; failure of an acquisition or acquired company to achieve its plans and objectives generally; risk that proposed or consummated acquisitions may disrupt operations or pose difficulties in employee retention or otherwise affect financial or operating results; risk that some of our goodwill may be or later become impaired; the success and financial condition of our significant customers; dependence on information technology; our ability to market new products; our ability to maintain an effective system of internal control; ongoing claims, lawsuits and governmental proceedings, including environmental proceedings; availability, terms and developments of capital and credit; dependence on key personnel; quality of management; our ability to protect our intellectual property and the potential for intellectual property litigation; employee benefit costs; and risk associated with significant leverage. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Multi-Color (http://www.mcclabel.com)

Cincinnati, Ohio, U.S.A. based Multi-Color Corporation (MCC), established in 1916, is a leader in global label solutions supporting a number of the world’s most prominent brands including leading producers of home and personal care, wine and spirits, food and beverage, healthcare and specialty consumer products. MCC serves international brand owners in North and South America, Europe, Asia, Australia and South Africa with a comprehensive range of the latest label technologies in Pressure Sensitive, Cut and Stack, In-Mold, Shrink Sleeve and Heat Transfer. MCC is a public company trading on the NASDAQ Global Select Market (company symbol: LABL). For additional information on Multi-Color, please visit http://www.mcclabel.com.

For more information, please contact: Sharon E. Birkett

Vice President, Chief Financial Officer, Secretary

Multi-Color Corporation, (513) 345-5311